EXHIBIT 3.2

ASIC registered agent number:           222
Lodging party or agent name:            SHELF COMPANY SERVICES PTY LTD
Office, level, building or PO Box:      UNIT 2
Street number & name:                   33 CROMBIE AVENUE
Suburb/city                             BUNDALL
State/territory:                        QLD
Postcode:                               4217
Telephone:                              07 557 40611
Facsimile:                              07 557 40023
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                  Australian Securities Investments Commission        form 201
                  --------------------------------------------

     APPLICATION FOR                             Corporation Act 2001
     REGISTRATION AS AN AUSTRALIAN COMPANY       100(1)(d), 112-114, 111 119.121
                                                 134-136, 145, 147-1SO
________________________________________________________________________________
APPLICATION

I/We apply for registration of the company under the Corporations Act 2001, and nominate QLD (give state or territory) as the State or Territory in which the company will be taken to be registered.
________________________________________________________________________________
PROPOSED DETAILS OF THE COMPANY

Does the company have a proposed company name?    [X] Yes  [ ] No
if yes, the proposed company name is:  AQUA DYNE AUSTRALIA PTY LTD
(Give name reservation number, if any): ________________________________________
if no, the company name on registration will be its Australian Company Number
(ACN).
Tick the legal elements to apply: __Pty.  __Ltd.  __Proprietary  __Limited
                    __ No Liability __ NL __ no legal elements (s.150 coys only)
          ______________________________________________________________________
Is the proposed name identical to a registered business name(s)? [ ] Yes [X] No If yes, provide business name(s) registration details:
          Business Number:         State/Territory of Registration:

I DECLARE that I make this application for the company name AS, or ON BEHALF of and with the authority of, the registered owner(s) of the above-identical business name(s).
________________________________________________________________________________
TYPE AND CLASS OF COMPANY   type of company           class of company
                            [X] proprietary company   [X] limited by shares
                                                      [ ] unlimited with a share
                                                          capital
                            ____________________________________________________
                            [ ] public company        [ ] limited by shares
                                                      [ ] limited by guarantee
                                                      [ ] unlimited with a share
                                                          capital
                                                      [ ] no liability
                             ___________________________________________________

GOVERNANCE OF A PUBLIC COMPANY
        (tick one box only)  Will the company rely entirely on replaceable
                               rules?        [ ] Yes       OR
                             Does the company have a constitution?  [ ] Yes
                             A proposed public company which has adopted a
                               'Constitution' must lodge a copy of the
                               constitution with this application.
                             If the proposed company is to be a public company,
                               limited by guarantee, state the amount of the guarantee that each member agrees to in writing.
        (insert amount)      The amount of the member's guarantee is $_________.
________________________________________________________________________________
REGISTERED OFFICE
(If applicable - At the office of) c/o
Office, level, building name:          BUILDING 1
Street number and name:                63 BURNSIDE ROAD
Suburb/city:                           STAPLYTON      state/territory: QLD
                                                              postcode:  4207
                                       Does the company occupy these premises?
                                                               [X] Yes   [ ] No
If no, name of occupier:               _________________________________________
Occupier's consent:                    (Tick box to assent to statement required
                                        by paragraph 100(1)(d).)
                                       [ ] The occupier of the premises has
                                       consented in writing to the use of the
                                       specified address as the address of the
                                       registered office of the company and has not withdrawn the consent.

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OFFICE HOURS
(public company)           (a) ___Registered Office of a public company is open
                                  to the public each business day from at least 10am to 12 noon and 2pm to 4pm
                           (b) ___Registered Office of a public company is open
                                  to the public each business day for at least 3 hours between 9am and 5pm
if (b), insert hours:      Open______________________Close______________________

Principal place of business in Australia:
(if same as registered office, write "as above") As above
________________________________________________________________________________

DIRECTOR AND SECRETARY DETAILS

Give details below of the person(s) who have consented in writing to become a director and/or secretary of the company. A Public Company must have a minimum of 3 directors (2 resident in Australia) and 1 secretary (resident in Australia). A proprietary company must have a minimum of 1 director (resident in Australia). The office of secretary is optional, but if appointed on must reside in Australia. Officeholder(s) appointment date shall be effective from the beginning of the day on which the company becomes registered.

Family name:               HENDERSON                  given names: JOHN SPENCER
Former name:               _____________________________________________________
Street number and name:    63 BURNSIDE ROAD
Suburb/city:               STAPYLTON      state/territory: QLD    postcode: 4207
Date of birth:             17/03/1953  place of birth (town/city): CHARLEVILLE
                                                          (State/country): QLD
Office held:               [X] Director        [X] Secretary

Is the address shown above the usual residential
address of the officeholder?          [X] Yes [ ] No (If NO, see note 1 below)
________________________________________________________________________________

NOTE 1: An alternative address may only be used where the Commission approves an application under (ss) 205D of the Corporation Act 2001. If approval has been given to use an alternative address, you must give ASIC the approval number(s) with this application. ASIC approval number(s): ________________________________

_____________________

DETAILS OF MEMBERS AND SHARE DETAILS

Applicable for all company types. Complete details below of all the persons who have consented to become a member of the proposed company. If the company is to be 'LIMITED BY SHARES' or and 'UNLIMITED COMPANY', complete also the share details table which follows:

Name: (family and given names or corporation) if a corporation, give A.C.N. or A.R.B.N. also (if applicable)
                           (If joint holders of shares, show both names here)

                           AQUA DYNE, INC.
Unit/office, level,
building name:             LEVEL 3
Street number and name:    895 DOVE STREET
Suburb/city:               NEWPORT BEACH         state/territory: CALIFORNIA
                                                               postcode: 92660
Country
(if not Australia):        UNITED STATES OF AMERICA

In the following table, give the class and the number of shares the above member has agreed in writing to take up; the amount the above member has agreed in writing to pay for each share; or if the amount is not paid in full on registration, the amount the above member has agreed in writing to be unpaid on each share.

----------------------------------------------------------------------------------------------
                                                                             If Not Fully Paid
                  Number of Shares     Amount Agreed     Shares Fully Paid     Amount Unpaid
Class of Share        Taken Up       to Pay Per Share        Yes or No           Per Share
----------------------------------------------------------------------------------------------
    ORD                 100               $1.00                Yes                $0.00
----------------------------------------------------------------------------------------------

________________________________________________________________________________

SHARES ISSUED OTHER THAN FOR CASH

For a public company hat is limited by shares or is an unlimited company; will
any shares be issued for a non-cash consideration?     [ ] Yes    [ ] No

If yes and the issue of share is not under a written contract, then attach to this application a Form 208 giving details of the prescribed particulars about the share issue; OR,

If yes & the shares will be issued under a written contract, then attach a copy of the contract to this application plus a Form 2072 certifying the compliance with stamp duty law.
________________________________________________________________________________

DECLARATION BY APPLICANT (PRINT NAME)

Name of applicant:                  (family and given names or corporation name
                                    -- if corporation, give ACN or ARBN also, if applicable)
                                    SHELF COMPANY SERVICES PTY LTD
Is the address of the applicant the same as the lodging party?  [ ] Yes  [X] No
      If no, or lodging party address not given, complete address details below.

Unit/office, level, building name:  UNIT 2
Street number and name:             33 CROMBIE AVENUE
Suburb/city:                        BUNDALL state/territory: QLD  postcode: 4217

I/we apply for the registration of a company on the basis of the information in this form and any attachments. I/we have the necessary written consents and agreements referred to in this application concerning the members and officeholders and I/we shall give the consents and agreements to the company after the company becomes registered. The information provided in this application and in any annexures is true and correct at the time of signing.

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